Exhibit 99.1

Daybreak Oil and Gas, Inc. Announces 18% Increase in Proved Oil Reserves

SPOKANE, Washington, April 23, 2015 -- Daybreak Oil and Gas, Inc. (OTCQB:DBRM) (“Daybreak” or the “Company”), a Washington corporation, is pleased to announce that its fully-engineered proved oil reserves increased by 18% to 888,136 Barrels of Oil Equivalent (“BOE”) for the fiscal year ended February 28, 2015.  The Company’s proved reserves at February 28, 2014 were 750,165 BOE.

	Feb 28, 2015	Feb 28, 2014
	BOE
California	522,366	571,860
Kentucky	364,770	178,305
Total	888,136	750,165

James F. Westmoreland, President and Chief Executive Officer, commented, “We are extremely pleased with our fiscal year-end reserve results.  We not only replaced our production of 40,831 barrels of oil equivalent (“BOE”) but increased our year-over-year proved reserve base by 18%.  Our focus during the last fiscal year was developing our oil reserves in Kentucky where we participated in the drilling of eight successful oil wells, which was fueled in part by a steady production base that we have built in California.”

Mr. Westmoreland continued, “We are entering our current fiscal year carefully managing our Company in this existing low oil price environment.  We do, however, plan to take advantage of the lower service cost environment to drill several development wells in Kentucky this summer.  In California, we have permits to drill a number of development wells when the price of oil makes it more economical and financially sensible to do so.  We will remain flexible in our drilling schedule and have a number of projects in both Kentucky and California that we can implement quickly when we see a steady increase in the oil price.  In the meantime, we are looking for any possible new opportunity to be brought about as an effect of the current pricing environment.”

Daybreak Oil and Gas, Inc. is an independent oil and gas company currently engaged in the exploration, development and production of oil and gas in California and Kentucky.  The Company is headquartered in Spokane, Washington with an operations office in Friendswood, Texas.  Daybreak owns a 3-D seismic survey that encompasses 20,000 acres over 32 square miles with approximately 6,500 acres under lease in the San Joaquin Valley of California.  The Company operates production from 20 oil wells in our East Slopes project area in Kern County, California.  Daybreak also owns a 25% working interest in approximately 7,300 acres under lease in the Appalachian Basin in Lawrence County, Kentucky where we currently are participating in an ongoing oil well development program with 13 producing wells at the Twin Bottoms field.

More information about Daybreak Oil and Gas, Inc. can be found at www.daybreakoilandgas.com.

Contact:

Ed Capko Telephone: 815-942-2581

Investor Relations Email: edc@daybreakoilandgas.com

Certain statements contained in this press release constitute “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” “approximately,” “likely,” or “anticipates” or the negative thereof. These forward-looking statements are based on our current expectations, assumptions, estimates and projections for the future of our business and our industry and are not statements of historical fact. Such forward-looking statements include, but are not limited to, statements about our expectations regarding our financing, our future operating results, our future capital expenditures, our expansion and growth of operations and our future investments in and acquisitions of oil and natural gas properties. We have based these forward-looking statements on assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, and expected future developments. However, you should be aware that these forward-looking statements are only our predictions and we cannot guarantee any such outcomes. Future events and actual results may differ materially from the results set forth in or implied in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general economic and business conditions; exposure to market risks in our financial instruments; fluctuations in worldwide prices and demand for oil and natural gas; fluctuations in the levels of our oil and natural gas exploration and development activities; our ability to find, acquire and develop oil and gas properties, including the ability to develop the East Slopes Project and Kentucky prospects; risks associated with oil and natural gas exploration and development activities; competition for raw materials and customers in the oil and natural gas industry; technological changes and developments in the oil and natural gas industry; legislative and regulatory uncertainties, including proposed changes to federal tax law and climate change legislation, and potential environmental liabilities; our ability to continue as a going concern; and our ability to secure additional capital to fund operations. Additional factors that may affect future results are contained in our filings with the Securities and Exchange Commission (“SEC”) and are available at the SEC’s web site http://www.sec.gov. Daybreak Oil and Gas, Inc. disclaims any obligation to update and revise statements contained in this press release based on new information or otherwise.